Exhibit 99.1

Alimera Sciences Reports Third Quarter 2014 Financial Results

ILUVIEN® Received FDA Approval with Commercial Launch Anticipated in the First Quarter of 2015; additional patent granted in U.S. covering formulation through August 2027

$2.4 Million Net Revenue Achieved Through Sales of ILUVIEN in Germany and the United Kingdom; Shipments Up Over 30% in the United Kingdom

Alimera Will Host a Conference Call at 4:30 PM ET Today

ATLANTA, November 6, 2014 /PRNewswire/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the third quarter ended September 30, 2014.

“This is a very exciting time for Alimera Sciences. Most notably, in September we received approval from the FDA for the use of ILUVIEN for the treatment of diabetic macular edema in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure,” stated Dan Myers, president and chief executive officer of Alimera Sciences. “Our physician feedback indicates that ILUVIEN is already a well-known product among DME patients who have been anxiously awaiting market approval of a long-acting treatment option. There is a large and growing prevalence of DME in the U.S., with an estimated 575,000 patients expected to have clinically significant DME in 2015. In order to address this market opportunity, we are assembling an ophthalmic experienced field based team consisting of over 50 persons including sales management and representatives, field and payer reimbursement personnel and medical science liaisons, which we believe will position us to deliver ILUVIEN to retinal specialists nationwide beginning in the first quarter of 2015.”

“In addition to FDA approval, we recently learned that our licensing partner, pSivida Corp., has been granted an additional patent, licensed to us, covering the formulation of ILUVIEN through August 2027. This is significant, as it more than doubles the length of the patent coverage for ILUVIEN.”

Mr. Myers continued, “Complementing our activities in the U.S., we further enhanced our presence in Europe. Specifically, we achieved significant sales growth of ILUVIEN in the United Kingdom; an increase of over 30% in comparison to the prior quarter. This has been a good market for us and we believe that we can replicate this model throughout Europe as we continue to expand our footprint. To that end, we expect the commercial launch of ILUVIEN in Portugal to take place this quarter.”

Third Quarter 2014 Financial Results

Net revenue for the three months ended September 30, 2014 increased by approximately $1.6 million, or 211%, to approximately $2.4 million compared to approximately $760,000 for the three months ended September 30, 2013. The increase was attributable to increased adoption of ILUVIEN in Germany and the United Kingdom.
GAAP cost of goods sold, excluding depreciation and amortization, increased by approximately $310,000, or 517%, to approximately $370,000 for the three months ended September 30, 2014 compared to approximately $60,000 for the three months ended September 30, 2013. The increase was attributable to our increase in net revenue during the three months ended September 30, 2014 and a reserve of $180,000 for potential German inventory expiration due to slower than expected initial sales. Excluding this reserve, non-GAAP adjusted cost of goods sold was approximately $190,000. Non-GAAP adjusted gross profit was $2.2 million, or 92%.

Research and development expenses increased by approximately $2.1 million, or 117%, to approximately $3.9 million for the three months ended September 30, 2014 compared to approximately $1.8 million for the three months ended September 30, 2013. The increase was primarily attributable to a $2.0 million success fee for a consultant that was engaged to assist with Alimera’s pursuit of the approval of ILUVIEN in the U.S., which was payable following the FDA approval.

General and administrative expenses increased by approximately $900,000, or 43%, to approximately $3.0 million for the three months ended September 30, 2014 compared to approximately $2.1 million for the three months ended September 30, 2013. The increase was primarily attributable to an increase of approximately $780,000 in personnel costs as we expanded our team after the commercial launch of ILUVIEN in Europe.

Sales and marketing expenses decreased by approximately $800,000, or 18%, to approximately $3.7 million for the three months ended September 30, 2014 compared to approximately $4.5 million for the three months ended September 30, 2013. The decrease was primarily attributable to a decrease of approximately $520,000 in costs incurred for market access assistance in the United Kingdom in 2013 in preparation for the implementation of the NICE guidance for reimbursement.

GAAP net loss applicable to common stockholders for the third quarter of 2014 was approximately $7.0 million, compared with GAAP net loss applicable to common stockholders of approximately $1.1 million for the third quarter of 2013. GAAP net loss applicable to common stockholders for the quarters ended September 30, 2014 and 2013 was affected by certain non-cash items, including changes in the fair value of a derivative warrant liability, unrealized foreign currency gains and losses and the reserve for potential inventory expiration previously noted. GAAP basic and diluted loss per share for the three months ended September 30, 2014 was $(0.17) per share, based on 41,062,814 weighted average shares outstanding.

GAAP basic and diluted loss per share for the three months ended September 30, 2013 was $(0.04) per share based on 31,591,289 weighted average shares outstanding.

Non-GAAP adjusted net loss applicable to common stockholders was approximately $8.9 million for the three months ended September 30, 2014 compared to a non-GAAP adjusted net loss applicable to common stockholders of approximately $7.9 million for the three months ended September 30, 2014. Non-GAAP adjusted basic loss per share for the three months ended September 30, 2014 and 2013 was $(0.22) per share and $(0.25) per share, respectively.

Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP gross margin to non-GAAP adjusted gross margin, GAAP net loss applicable to common stockholders to non-GAAP adjusted net loss applicable to common stockholders and GAAP net loss applicable to common stockholders per common share to non-GAAP adjusted net loss applicable to common stockholders per common share is included below under the heading "Non-GAAP Financial Measures."

As of September 30, 2014, Alimera had cash and cash equivalents of $61.4 million, compared to $12.6 million as of September 30, 2013.

In September 2014, Hercules Technology Growth Capital, Inc. (Hercules) made an additional advance of $25.0 million to Alimera under the $35.0 million term loan agreement entered into between Alimera and Hercules in April 2014. This $25.0 million was used in October 2014 to satisfy Alimera’s milestone payment obligation to pSivida Corp. resulting from the FDA approval of ILUVIEN.

Conference Call to be Held Today
Alimera will hold a conference call today at 4:30 p.m. ET to discuss these results and provide regulatory and commercial updates. The conference call will be hosted by Dan Myers, president and chief executive officer, and Rick Eiswirth, chief operating officer and chief financial officer.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at http://www.alimerasciences.com.

A replay of the conference call will be available beginning November 6, 2014 at 7:30 p.m. ET and ending on November 13, 2014 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 25261645. A replay of the webcast will also be available on the corporate website.

About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, GA, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera Sciences Limited, a subsidiary of Alimera, is based in the United Kingdom and is the headquarters of Alimera's European operations.

Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted cost of goods sold, non-GAAP adjusted gross margin, non-GAAP adjusted net loss applicable to common stockholders and non-GAAP adjusted net loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted cost of goods sold, non-GAAP adjusted gross margin, non-GAAP adjusted net loss applicable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for cost of goods sold, gross margin, net loss applicable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.

Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the availability of ILUVIEN in the U.S. and Portugal, Alimera’s expectations regarding the hiring and training of its salesforce in the U.S., and assumptions regarding the prevalence of DME in the U.S. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the U.S. and Portugal, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the SEC. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
The Ruth Group
David Burke
646-536-7009
dburke@theruthgroup.com

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)

NET REVENUE	$2,408	$758	$6,682	$937
COST OF GOOD SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(372)	(57)	(1,312)	(68)
GROSS MARGIN	2,036	701	5,370	869

RESEARCH AND DEVELOPMENT EXPENSES	3,941	1,780	8,376	5,983
GENERAL AND ADMINISTRATIVE EXPENSES	2,961	2,073	8,651	7,159
SALES AND MARKETING EXPENSES	3,680	4,524	10,227	12,985
DEPRECIATION AND AMORTIZATION	79	40	143	93
TOTAL OPERATING EXPENSES	10,661	8,417	27,397	26,220

INTEREST EXPENSE, NET AND OTHER	(408)	(134)	(862)	(397)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(255)	508	(457)	552
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	2,324	6,229	(2,752)	(6,107)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	-	-	(440)	(153)
NET LOSS BEFORE TAXES	(6,964)	(1,113)	(26,538)	(31,456)
PROVISION FOR TAXES	(45)	-	(114)
NET LOSS	$(7,009)	$(1,113)	$(26,652)	$(31,456)
ACCRETION OF PREFERRED STOCK BENEFICIAL CONVERSION FEATURE	-	-	-	(4,950)
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(7,009)	$(1,113)	$(26,652)	$(36,406)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS - Basic and diluted	$(0.170)	$(0.040)	$(0.680)	$(1.150)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	41,062,814	31,591,289	39,083,187	31,570,739

(CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$61,424	$12,628
Accounts receivable, net	1,097	500
Prepaid expenses and other current assets	2,245	3,474
Inventory, net (Note 5)	1,654	1,786
Deferred financing costs	878	250
Total current assets	67,298	18,638
PROPERTY AND EQUIPMENT, net	1,042	982
INTANGIBLE ASSET, net	24,951	-
TOTAL ASSETS	$93,291	$19,620
CURRENT LIABILITIES:
Accounts payable	2,855	1,735
Accrued expenses	1,572	934
Accrued milestone payments	27,000	-
Outsourced services payable	549	603
Note payable (Note 9)	-	1,667
Capital lease obligations	10	10
Total current liabilities	31,986	4,949
NON-CURRENT LIABILITIES:
Derivative warrant liability	19,133	16,381
Note payable, net of discount — less current portion	33,938	3,194
Other non-current liabilities	11	21
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock
Series A convertible preferred stock	19,227	32,045
Common stock	443	316
Additional paid-in capital	291,716	240,135
Common stock warrants	1,497	412
Accumulated deficit	(303,997)	(277,345)
Accumulated other comprehensive loss	(663)	(488)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	8,223	(4,925)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$93,291	$19,620

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES (in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)

GAAP COST OF GOODS SOLD	$(372)	$(57)	$(1,312)	$(68)
Adjustments to costs of goods sold:
Reserve for potential product expiration	184	-	813	-
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(188)	$(57)	$(499)	$(68)

GAAP GROSS MARGIN	$2,036	$701	$5,370	$869
Adjustments to gross margin:
Reserve for potential product expiration	184	-	813	-
NON-GAAP ADJUSTED GROSS MARGIN	$2,220	$701	$6,183	$869

GAAP NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,009)	$(1,113)	$(26,652)	$(36,406)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	255	(508)	457	(552)
Change in fair value of derivative warrant liability	(2,324)	(6,229)	2,752	6,107
Loss on early extinguishment of debt	-	-	440	153
Accretion of preferred stock beneficial conversion feature	-	-	-	4,950
Reserve for potential product expiration	184	-	813	-
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,894)	$(7,850)	$(22,190)	$(25,748)

GAAP NET LOSS PER SHARE — Basic and diluted	$(0.170)	$(0.040)	$(0.680)	$(1.150)
Adjustments to net loss:
Unrealized foreign currency loss (gain), net	0.01	(0.020)	0.01	(0.020)
Change in fair value of derivative warrant liability	(0.060)	(0.200)	0.07	0.19
Loss on early extinguishment of debt	-	-	0.01	0.00
Accretion of preferred stock beneficial conversion feature	-	-	-	0.16
Reserve for potential product expiration	0.00	-	0.02	-
NON-GAAP ADJUSTED NET LOSS PER SHARE — Basic and diluted	$(0.220)	$(0.250)	$(0.570)	$(0.820)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	41,062,814	31,591,289	39,083,187	31,570,739